Exhibit 21.1

Subsidiaries

Digital Opendoor Insurance Services LLC	DE
OD Arizona D LLC	DE
OD Equity Owner D LLC	DE
OD Intermediate Holdco C LLC	DE
OD Intermediate SUBI Holdco I LLC	DE
OD Intermediate SUBI Holdco II LLC	DE
OD Intermediate SUBI Holdco III LLC	DE
OD Intermediate SUBI Holdco IV LLC	DE
OD Mezzanine Borrower R2 LLC	DE
OD Mezzanine Borrower W LLC	DE
OD Nevada D LLC	DE
OD SUBI Holdco I LLC	DE
OD SUBI Holdco II LLC	DE
OD SUBI Holdco III LLC	DE
OD SUBI Holdco IV LLC	DE
OD Texas D LLC	DE
OD Trust Holdco LLC	DE
OD Homes Brokerage Inc.	DE
Open Listings Holding Company LLC	DE
Opendoor Brokerage Inc.	DE
Opendoor Brokerage LLC	DE
Opendoor GP LLC	DE
Opendoor Home Loans LLC	DE
Opendoor Homes Phoenix 2 LLC	DE
Opendoor Labs Inc.	DE
Opendoor Property Acquisition Fund LP	DE
Opendoor Property Acquisition LLC	DE
Opendoor Property C LLC	DE
Opendoor Property D LLC	DE
Opendoor Property Holdco C LLC	DE
Opendoor Property Holdco J LLC	DE
Opendoor Property Holdco N LLC	DE
Opendoor Property Holdco W LLC	DE
Opendoor Property J LLC	DE
Opendoor Property N LLC	DE
Opendoor Property Trust I	DE
Opendoor Title Services Holding LLC	DE
OS National Alabama LLC	AL
OS National LLC	GA
OSN Texas LLC	TX
Redefined Tax Solutions LLC	TX